COMPUTER SCIENCES CORPORATION
REVENUES BY MARKET SECTOR
(In millions)

	Second Quarter Ended		% of Total
	Oct. 3, 2003	Sept. 27, 2002	Fiscal 2004	Fiscal 2003

Global commercial:
U.S. commercial	$ 932.0	$ 950.1	26%	35%
Europe	851.9	703.5	24	26
Other International	288.1	294.8	8	11
Total	2,072.0	1,948.4	58	72

U.S. federal government:
Department of Defense	984.6	449.3	27	16
Civil agencies	534.6	322.4	15	12
Total	1,519.2	771.7	42	28
Total Revenues	$ 3,591.2 =======	$ 2,720.1 =======	100% ====	100% ====

	Six Months Ended		% of Total
	Oct. 3, 2003	Sept. 27, 2002	Fiscal 2004	Fiscal 2003
Global commercial:
U.S. commercial	$ 1,894.1	$ 1,946.2	27%	36%
Europe	1,671.1	1,382.3	23	25
Other International	581.4	582.3	8	11
Total	4,146.6	3,910.8	58	72

U.S. federal government:
Department of Defense	1,889.2	921.8	26	17
Civil agencies	1,110.2	641.2	16	11
Total	2,999.4	1,563.0	42	28
Total Revenues	$7,146.0 ======	$ 5,473.8 =======	100% ===	100% ====

Note: The table presents revenue by market sector, which differs from revenue by reportable segment as disclosed in the Form 10-Q.